Exhibit 10.2
EXECUTION VERSION
AGREEMENT OF SALE
     THIS AGREEMENT OF SALE (the “Agreement”) is made by and between CNX GAS COMPANY LLC, a Virginia limited liability company with an address of 5 Penn Center West, Suite 401, Pittsburgh, PA 15276-0102 (“Purchaser”), and CONSOLIDATION COAL COMPANY, a Delaware corporation with an address of 1800 Washington Road, Pittsburgh, PA 15241 (“Seller”).
     WHEREAS, Seller is the owner of certain tracts of coal located in Greene County, Pennsylvania, Monongalia County, West Virginia, and Muhlenberg, McLean and Ohio Counties, Kentucky, and more fully described below; and
     WHEREAS, Purchaser desires to acquire such tracts of coal pursuant to the terms and conditions set forth herein; and
     WHEREAS, Seller is willing to convey such tracts of coal to Purchaser pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and such other good and valuable consideration described herein, the Purchaser and the Seller hereby agree as follows:
W I T N E S S E T H:
     1. The Coal Reserves. Subject to the terms and conditions herein, Purchaser agrees to buy from Seller and Seller agrees to sell to Purchaser all of Seller’s right, title and interest, in and to the following tracts of coal and rights:
          1.1 The Pittsburgh coal seam, which seam of coal is reserves and resources, in certain real estate located in Greene County, Pennsylvania, and Monongalia County, West Virginia:
          (a) the Southern Reserve Block (“Pittsburgh Seam South Reserves”), more particularly depicted on Exhibit A – Map, and more particularly described on Exhibit A-1 – List of Coal Properties, each attached hereto and made a part hereof; and
          (b) the Northern Reserve Block (“Pittsburgh Seam North Reserves”), more particularly depicted on Exhibit A – Map, and more particularly described on Exhibit A-1 – List of Coal Properties, each attached hereto and made a part hereof.
          1.2 All seams of coal, which seams of coal are reserves and resources, in certain real estate located in Muhlenberg, McLean and Ohio Counties, Kentucky:

          (a) the No. 9 coal seam (“No. 9 Seam”), more particularly depicted on Exhibit B – Map, and more particularly described on Exhibit B-1 – List of Coal Properties, each attached hereto and made a part hereof; and
          (b) All coal seams other than the No. 9 Seam (“Non-9 Seams”), more particularly depicted on Exhibit B – Map, and more particularly described on Exhibit B-1 – List of Coal Properties, each attached hereto and made a part hereof.
          All such Non-9 Seams, together with the Pittsburgh Seam South Reserves, Pittsburgh Seam North Reserves and No. 9 Seam, collectively, the “Coal Reserves”).
          1.3 All mining rights now held by Seller (excluding surface access and use rights which are covered in the following sentence and in Section 11 below) and all subsidence rights now held by Seller relating to the Coal Reserves. All such subsidence rights, together with all such mining rights, collectively the “Coal Mining Rights”, and together with the Coal Reserves are collectively referred to as the “Property.” Provided, however, that the Coal Mining Rights shall not include the right to use the surface tracts currently owned by Seller in Greene County, Pennsylvania, and Monongalia County, West Virginia, other than the portion of the surface tracts overlying the Coal Reserves listed on Exhibit E, for any purpose, express or implied, including, but not limited to, no right to dump or dispose of coal mining or coal processing waste or refuse thereon.
          1.4 Seller shall deliver to Purchaser copies of all data (including drill hole and core hole data), information (including all title information, abstracts and the like), maps (including tax maps and tract maps) in Seller’s possession relating to the Coal Reserves. In the event this Agreement terminates for any reason, Purchaser shall immediately return to Seller all information delivered by Seller or Seller’s agent(s), to Purchaser or Purchaser’s agent(s). The foregoing provision shall survive termination of this Agreement.
          1.5 The parties hereto agree and acknowledge that (i) pursuant to that certain Master Lease dated August 1, 2005 by and among CONSOL Energy Inc. and each of its subsidiaries described therein and Purchaser (the “Master Lease”), Seller granted rights to Purchaser to test, explore, drill for, operate, produce, gather, process, transport, store, market and sell oil and natural gas and coalbed methane, in and underlying a portion of the Property located in Kentucky together with other rights and subject to obligations as set forth in the Master Lease and in unrecorded documents referenced in the Master Lease, including, without limitation, that certain Master Cooperation and Safety Agreement dated as of August 1, 2005 by and among CONSOL Energy Inc. and each of its subsidiaries described therein and CNX Gas Corporation and each of its subsidiaries described therein (including Purchaser) (the “Master Cooperation Agreement”); and (ii) pursuant to those certain Deeds and Assignments, dated July 21, 2005, by and among CONSOL Energy Inc. and each of its subsidiaries and CNX Gas Corporation and each of its subsidiaries (including Purchaser), a copy of which is recorded at Record Book 328, page 678 of the Recorder of Deeds Office of Greene County, Pennsylvania and at Record Book 1300, page 1 of the Recorder of Deeds Office of Monongalia County, West Virginia (the “Master Deeds”), Seller granted rights to Purchaser to test, explore, drill for, operate, produce, gather, process, transport, store, market and sell oil and natural gas and coalbed methane, in and underlying the Property located in Pennsylvania and West Virginia, together with other rights and subject to obligations as set forth in the Master Deeds and in unrecorded documents referenced in the Master Deeds, including, without limitation, the Master Cooperation Agreement.
          2. Purchase Price. Purchaser shall pay to Seller for the Property the sum of Forty-Five Million and 00/100 Dollars ($45,000,000.00) (the “Cash Price”) as allocated below, plus a deferred payment on the Pittsburgh Seam North Reserves and the Non-9 Seams payable as follows:
          2.1 At the Closing, as hereinafter defined, Purchaser shall pay Seller the Cash Price in immediately available funds, subject to the adjustments and prorations as hereinafter provided.
          2.2 Purchaser shall pay to Seller and Seller retains and reserves a right to receive deferred payment on the Pittsburgh Seam North Reserves until all mineable and merchantable coal is exhausted, payable as mined and sold in accordance with Section 2.5 below, equal to $1.00 per net ton of 2000 pounds (“Ton”) plus 8% of the Gross Sales Price, as defined in Section 2.7 below, for each Ton of coal sold from the Pittsburgh Seam North Reserves (the “Pittsburgh Seam North Deferred Payment”); provided, however, that if, upon the thirty-fifth (35th) anniversary of the Closing (the “Thirty Fifth Anniversary”), Seller has not received Pittsburgh Seam North Deferred Payments aggregating to at least $36,000,000, Purchaser, its successors and assigns, shall pay to Seller on the Thirty Fifth Anniversary, the difference between $36,000,000 and the aggregate amount of Pittsburgh Seam North Deferred Payments paid to Seller as of the Thirty Fifth Anniversary.
          2.3 Purchaser shall pay to Seller and Seller retains and reserves the right to a deferred payment on the Non-9 Seam until all mineable and merchantable coal is exhausted, payable as mined and sold in accordance with Section 2.5 below, equal to 6.5% of the Gross Sales Price for each Ton of coal sold from the Non-9 Seams (the “Non-9 Seams Deferred Payment” and, together with the Pittsburgh Seam North Deferred Payment, collectively the “Deferred Payments”).
          2.4 The Cash Price shall be allocated as follows:
(a)	Pittsburgh Seam North Reserves — $14,000,000.00;

(b)	Pittsburgh Seam South Reserves — $25,000,000.00; and

(c)	No. 9 Seam — $6,000,000.00.
          2.5 The Deferred Payments shall be due and payable to Seller, on or before the 25th day of each calendar month, for all Pittsburgh Seam North Reserves and Non-9 Seams coal (the “Subject Coal”) sold by Purchaser or any entity mining the Subject Coal, during the preceding calendar month. Deferred Payments shall be tendered and paid to Seller at P.O. Box 641684, Pittsburgh, Pennsylvania 15264-1684, or such other address specified by Seller. Deferred Payments may, at the election of Seller, be made by electronic or wire transfer pursuant to wire transfer instructions provided by Seller to Purchaser from time to time.

          2.6 At the same time that Purchaser tenders Deferred Payments to Seller for a given month, Purchaser shall furnish, or cause to be furnished, to Seller a written report (the “Monthly Production Report”) showing the number of raw Tons of Subject Coal mined. The Monthly Production Report (i) shall be delivered to Seller on or before the 25th day of each calendar month for tonnage of Subject Coal mined and sold during the immediately preceding calendar month, (ii) shall be certified as correct by an officer or managing member of Purchaser and the entity mining the Subject Coal, (iii) shall be subject to reasonable audit by Seller from time to time, and (iv) shall be accompanied by payment of all payments, sums and Deferred Payments due to Seller. No later than November 30th of each calendar year, Purchaser shall provide Seller with a written report of Purchaser’s annual estimate of the tonnage of Subject Coal projected to be mined during the following calendar year (the “Annual Estimate”). The Annual Estimate and the Monthly Production Reports shall be sent to CNX Land Resources, Inc., Supervisor Leased Mineral Resources, at 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405 or such other address as Seller, its successors and assigns may specify to Purchaser, its successors or assigns. Purchaser and its successors and assigns shall keep a true and correct record for three (3) years after the Subject Coal has been removed and sold (the “Audit Period”) relating to the mining, shipping and selling of all Subject Coal and shall permit Seller or Seller’s agents at reasonable times to examine and make copies of such records, including all books of account, records of all analyses (including with respect to the Btu, ash, sulfur and moisture content of the Subject Coal), all weight slips, sales contracts, invoices sent to third-party purchasers, shipping records, all mining plans, all projections, all prints, all surveys, all maps and all other relevant documents, records and instruments (an “Audit”), during the Audit Period. If Seller determines that the amount of the Deferred Payment has been underreported, Purchaser shall, upon demand, promptly pay Seller the amount of the underreported Deferred Payment, together with all costs and expenses of Seller in performing the Audit.
          2.7. “Gross Sales Price,” as used in this Agreement, shall mean the price for Subject Coal sold in an arm’s length bona fide transaction to a customer not affiliated with Purchaser during the preceding calendar month. If Seller gives notice to Purchaser in writing that, in Seller’s reasonable judgment, a particular purchaser is not a bona fide purchaser of Subject Coal and Purchaser is unable to prove that the sale is bona fide, Seller may elect to substitute for the Gross Sales Price reported by Purchaser the prevailing market price of such Subject Coal, F.O.B. mine, based upon recent sales by Purchaser of Subject Coal of comparable quality to bona fide purchasers. For any Subject Coal consumed on or off the premises without sale by Purchaser, the Gross Sales Price for the purpose of computing the Deferred Payment shall be the prevailing market price, F.O.B. mine, as described above, of such Subject Coal at the time of shipment from the Property, or, if used on the Property, at the time of use.
          2.8. The provisions of this Section 2 shall survive the Closing (as hereinafter defined) and the provisions of Sections 2.6 and 2.7shall be included in the Deeds, as covenants running with the land.
     3. Deed. Concurrently with the payment in full of the Cash Price and the satisfaction of all conditions, the Property shall be conveyed to Purchaser by limited warranty deeds (each a “Deed”, and collectively the “Deeds”), subject to the Permitted Exceptions (as hereinafter defined) in the form of Exhibit C-1 for the portion of the Property located in Greene County, Pennsylvania, and in Monongalia, West Virginia, and Exhibit C-2 for the portion of the

Property located in Muhlenberg, McLean and Ohio Counties, Kentucky, attached hereto and made a part hereof.
     4. Title Matters; Property Conditions; No Representations.
          4.1 Purchaser accepts title to the Property subject to: (a) all liens for real estate, ad valorem or other taxes, assessments and governmental charges, whether general or special, not yet due and payable (and agrees to be solely responsible for payment of all unmined mineral taxes assessed on the Coal Reserves for calendar year 2007), (b) zoning laws, building and use restrictions, codes and ordinances of any governmental authority, (c) any encumbrances, other matters of record, easements, rights-of-way, servitudes, permits, roadways, estates, covenants, conditions, exceptions, reservations, restrictions, disputes, closure errors, and prior grants, including, without limitation, grants or reservations of coal, oil, gas or other minerals and restrictions, apparent on the Property or shown by instruments known to Purchaser or of record, (d) all matters that an accurate and complete map or survey, inspection and/or title examination would reveal, (e) the state of compliance or non-compliance of the Property with any laws, codes, ordinances, rules, regulations or private restrictive covenants applicable to or affecting the Property, (f) water, sewage, gas, electric, telephone and cable lines and other utilities, if any, affecting the Property, (g) any prior conveyance and any leases, licenses, operating agreements and other contracts and agreements relating to the right or privilege of exploring and drilling for, operation, producing, marketing and/or selling coalbed methane, coal mine methane or coal gob methane gas and all associated and appurtenant rights, easements and operating assets or of oil and natural gas, including pursuant to any prior deeds in favor of Purchaser and that certain Master Lease and Master Deeds, (h) the unrecorded Master Cooperation Agreement referenced in the Master Lease and Master Deeds, (i) any prior conveyance or reservation, and any leases, licenses, operating agreements and other contracts and agreements with any third party (including, but not limited to, any right of first refusal) pursuant to which such third party has title to, or a bona fide property right in and to, the surface estate overlying the Coal Reserves, including without limitation any rights against or restricting subsidence, and (j) any exceptions set forth in the Deeds attached hereto (collectively, the “Permitted Exceptions”).
          4.2 NEITHER SELLER NOR ANY OF SELLER’S EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, ATTORNEYS, AFFILIATES (EXCLUDING PURCHASER, ITS SUCCESSORS AND ASSIGNS), ACCOUNTANTS, CONSULTANTS, SUCCESSORS OR ASSIGNS (COLLECTIVELY REFERRED TO AS “SELLER PARTIES,” AND EACH A “SELLER PARTY) MAKES (OR HAS MADE) AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PHYSICAL OPERATING, REGULATORY COMPLIANCE, SAFETY OR ENVIRONMENTAL, GEOLOGICAL OR ENGINEERING CONDITION, , COMPLIANCE WITH CODES, ORDINANCES OR LAWS, STATUS OR ABSENCE OF LITIGATION OR REGULATORY ACTION, THE QUANTITY, QUALITY OR RECOVERABILITY OF THE COAL RESERVES, ACCESS TO OR MINEABILITY OF COAL IN OR UNDER THE COAL RESERVES, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR, EXCEPT FOR THE LIMITED WARRANTY AS EXPRESSLY SET

FORTH IN THE DEEDS, AS TO THE TITLE OR OWNERSHIP, OR ANY OTHER ASPECT OF THE PROPERTY (COLLECTIVELY, THE “PROPERTY CONDITIONS”).
          4.3 Purchaser acknowledges that any information or reports, whether written or oral, pertaining to the Property or the Property Conditions, which have been or may have been furnished to Purchaser were furnished as an accommodation to Purchaser at its request, and neither Seller nor any Seller Parties has verified the accuracy of any statements or other information therein contained or qualifications of the persons preparing such information, and they do not warrant the accuracy, completeness or content of any information contained therein in any way. Purchaser, for itself and its successors and assigns, specifically releases Seller and any Seller Parties from all claims, demands, causes of action (whether at law or equity), judgments, losses, damages, liabilities, liens, obligations, interest, penalties, taxes, costs, expenses and fees (including, without limitation, attorneys’ consultants’ and experts’ fees, whether suit is instituted or not), assessments, fines, forfeitures, of whatever kind or nature, whether known or unknown, liquidated or contingent, asserted (collectively, the “Claims”) against or incurred by Purchaser or its successors and assigns by reason of the information furnished or obtained by Purchaser.
          4.4 EXCEPT AS SET FORTH IN THE DEEDS WITH RESPECT TO SELLER’S SPECIAL WARRANTY, PURCHASER ACKNOWLEDGES THAT THE PROPERTY IS BEING SOLD AND ACCEPTED “AS IS” AND “WITH ALL FAULTS” IN ITS PRESENT CONDITION, WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF ANY KIND OR NATURE, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE WITH REGARD TO (A) THE PROPERTY CONDITIONS; (B) MINEABILITY, WASHABILITY, VOLUME, LOCATION, OR QUANTITY OR QUALITY, ACCESS TO OR RECOVERABILITY OF COAL IN, ON OR UNDER THE PROPERTY; C) THE ACCURACY, COMPLETENESS, CONTENT OR MATERIALITY OF ANY DATA, INFORMATION, RECORDS FURNISHED TO PURCHASER IN CONNECTION WITH THIS AGREEMENT, OR (D) AS TO TITLE OR OWNERSHIP. PURCHASER ACKNOWLEDGES THAT IT HAS MADE SUCH INVESTIGATION AND DUE DILIGENCE OF THE CONDITION OF THE PROPERTY AS PURCHASER DEEMS NECESSARY OR ADVISABLE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND IN ANY AGREEMENT PURCHASER HAS WITH ANY THIRD PARTY, AND PURCHASER IS RELYING SOLELY UPON ITS OWN INVESTIGATION OF SUCH PROPERTY CONDITIONS AND NOT UPON ANY STATEMENT OR OPINION BY SELLER OR ANY SELLER PARTIES.
          4.5 Disclaimers. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LEGAL REQUIREMENTS TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED HEREIN ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LEGAL REQUIREMENT, RULE OR ORDER.
          4.6 The provisions of this Section 4 shall survive the Closing or termination of this Agreement.

     5. Permits. Seller agrees to use commercially reasonable efforts to cooperate, as reasonably requested by Purchaser in connection with Purchaser’s efforts to obtain permits, certificates and licenses related to the Property; provided, however, that Seller shall not be required or obligated to incur any cost or expense in connection therewith. Purchaser agrees to use commercially reasonable efforts to cooperate, as reasonably requested by Seller in connection with Seller’s efforts to amend its permits relating to the Pittsburgh Seam North Reserves. Seller shall pay for the cost of such amendments but in the event the Property is not conveyed to Purchaser, Purchaser agrees to reimburse Seller for all costs it incurs in connection with the amendment of such permits. Notwithstanding the foregoing, Purchaser’s inability to obtain or amend permits shall not affect or diminish its obligations under this Agreement. The provisions of this Section 5 shall survive the Closing.
     6. Closing Date. The closing of the transactions and deliveries contemplated herein (the “Closing”) shall take place at Seller’s headquarters or such other location as the parties may agree on, on June 19, 2007 (the “Closing Date”).
     7. Indemnity. To the fullest extent permitted by law, Purchaser, its affiliates, successors and assigns and each of their respective affiliates, successors and assigns shall indemnify, defend and hold harmless Seller and Seller Parties (Seller and Seller Parties are collectively referred to as the “Indemnitee(s)”) from and against any Claims directly or indirectly arising out of or related to the ownership or use of the Property, including, but not limited to, any personal or bodily injury, sickness, disease, death, damage, destruction to or loss of property of any kind (including Claims related to environmental contamination) caused by, alleged to be caused by or related to (a) any breach by Purchaser or Purchaser’s affiliates, successors and assigns of any term, condition or obligation under this Agreement or of any existing permits for the Pittsburgh Seam North Reserves or which precludes the release of any Seller bonds for the Pittsburgh Seam North Reserves; and/or (b) Purchaser’s or Purchaser’s successors and assigns efforts or actions to amend, retain or obtain any permit, certificate or license, or Seller’s efforts to amend or transfer any permits or bonds, in connection with the transfer of the Property or any part thereof; and/or (c) any matters arising from the failure to amend certain permits or bonds of Seller to exclude the Coal Reserves and Property prior to Closing including the costs associated with the transfer or attempted transfer of the permits in the event the Property is not conveyed. The rights in this Section shall be in addition to any other rights Indemnitees may have under applicable laws and shall not be construed to negate or abridge or otherwise reduce any other right or remedy, which would otherwise exist to any Indemnitee. The rights and obligations of indemnity and liability under this Section 7 shall survive the termination of this Agreement and/or the delivery of the Deeds to Purchaser. Indemnitor shall honor its indemnity obligations by counsel selected by Indemnitor, subject to Indemnitees approval.
     8. Default.
          8.1 If either party defaults in the performance of any of its obligations pursuant to this Agreement and Closing fails to occur by reason thereof, the non-defaulting party, subject to Section 8.2 hereof, may, in addition to all remedies at law, equity or otherwise, seek specific performance.

          8.2 Notwithstanding the foregoing, in no event shall either Purchaser or Seller be entitled to recover consequential, special, or punitive damages from the other relating to this Agreement or the Property.
     9. Closing.
          9.1 At Closing, Seller will deliver or cause to be delivered to Purchaser the following:
          (a) Deeds for the Property, in recordable form, duly executed and notarized by Seller;
          (b) Settlement Statement;
          (c) Seller shall deliver, in recordable form, a fully executed and notarized release of any mortgage on the Property held by PNC Bank or any other holder (“Mortgage Release”);
          (d) A fully executed copy of the letter between Seller and the United Mine Workers of America (the “UMWA Letter”) relating to the transfer of certain “Delineated Reserves”, as described in such letter (the “Delineated Reserves”), to Purchaser, in form and substance satisfactory to Seller and in form and substance reasonably satisfactory to Purchaser;
          (e) A certified resolution or other evidence of Seller, in form and substance reasonably satisfactory to Purchaser, certifying that the Seller had and/or has (as the case may be) the legal power, right and authority to make, execute and deliver this Agreement and the Deeds and to consummate the sale of the Property, and an incumbency certificate of the duly authorized officers of the Seller; and
          (f) All transfer declarations or similar documentation required by law, if any; and
          (g) Except as to Seller’s geological records relating to the Coal Reserves, which shall be delivered thirty (30) days following the Closing, originals (if Seller possesses originals) or copies of all property and lease records, maps, title opinions, abstracts, surveys, coal reserve reports, core hole logs and data, royalty records, correspondence and other written records and documents of every kind and nature (the “Records”) relating specifically to the Coal Reserves of Seller, such delivery to take place at a location to be agreed upon by Seller and Purchaser if physical delivery at the place of Closing is impractical.
     Failure to deliver items 9.1(c) and (d) above after expending commercially reasonable efforts shall not be a Seller’s default hereunder.
          9.2 At Closing, Purchaser will deliver or cause to be delivered to Seller the following:

          (a) Settlement Statement;
          (b) Cash Price, subject to the adjustments and prorations as herein provided;
          (c) Fully executed copy of the letter delivered by Eastern Associated Coal, LLC to the United Mineworkers of America relating to the transfer of the Delineated Reserves to Purchaser (the “EAC Letter”), in form and substance satisfactory to Seller;
          (d) A certified resolution or other evidence of Purchaser, in form and substance reasonably satisfactory to Seller, certifying that Purchaser had and/or has (as the case may be) the legal power, right and authority to make, execute and deliver this Agreement and to consummate the purchase of the Property and incumbency certificate of the duly authorized officers of Purchaser;
          (e) An assumption by Purchaser of all obligations of any agreements required under Section 15; and
          (f) all transfer declarations or similar documentation required by law, if any.
     10. Expenses. The following expenses shall be paid by the parties at Closing (unless otherwise specified) as follows:
          10.1 Taxes and assessments, both general and special, shall be prorated as of the Closing Date based on the last available tax duplicate and in accordance with usual and customary practices where the Coal Reserves are located;
          10.2 All transfer taxes and conveyance fees required to be paid in connection with the conveyance and transfer of the Deeds shall be shared equally between Purchaser and Seller;
          10.3 Cost of the Purchaser’s title examination and due diligence, and Deed recording, shall be paid by Purchaser; and
          10.4 Except as otherwise provided herein, each party shall pay for its own Closing expenses.
     11. Surface Access and Use. From time to time, after Closing but terminating on the fifth (5th) anniversary of the Closing, Seller will negotiate in good faith to enter into a non-exclusive surface use agreement substantially in the form of Exhibit D, attached hereto, with Purchaser (and its successor and assigns to the extent any such successor or assign owns any of the Pittsburgh Seam North Reserves, appurtenant Coal Mining Rights, oil, gas, coalbed methane, gob gas and coal mine methane associated with the Pittsburgh Seam North Reserves or otherwise conveyed to Eastern Associated Coal, LLC by CNX Gas Company LLC) on a site-specific basis and on terms to be mutually agreed upon which gives Purchaser, its successors and assigns (as described above), rights to use certain surface property that Seller owns or leases over the Coal

Reserves more particularly described on Exhibit E, subject to third party rights, leases or other limitations applicable to the use of such surface property. Prior to entering into site-specific surface access and use agreements with Purchaser, or its successor or assign (as described above), Seller shall have the unfettered right to sell, lease or convey, from time to time, any surface property. The provisions of this Section 11 shall survive the delivery of the Deed to Purchaser.
     12. Labor Obligations. It shall be a condition precedent to the effectiveness of this Agreement that the United Mine Workers of America shall have consented to the transfer of the Delineated Reserves from Seller to Purchaser, and copies of the fully executed UMWA Letter and the fully executed EAC Letter shall have been delivered to Purchaser and Seller on or before Closing.
     13. Notices. All notices shall be in writing and shall be sent by personal delivery, facsimile followed by confirmation receipt, or a nationally-recognized overnight courier delivery service providing a receipt for delivery, addressed to the party at the addresses set forth above, or to such other address which Seller or Purchaser shall have given notice of to the other. All such notices shall be deemed to have been sufficiently given on the date of delivery, if sent by personal delivery, facsimile, or overnight courier.
     14. Brokers. Seller and Purchaser each represent and warrant to the other that no brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby. Each party agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity claiming by, through or under Seller or Purchaser, as applicable. This Section 14 shall survive any Closing or any termination of this Agreement.
     15. Survival. None of the terms, conditions, covenants, representations and warranties herein shall survive the Closing, except for those set forth in Sections 2 (2.1-2.8) [Purchase Price], 4(4.1-4.6), 5[Permits], 7[Indemnity], 11[Surface Access and Use], 14[Brokers], 17[Successors and Assigns], and 24[Further Assurances] which shall survive delivery of the Deeds indefinitely and shall bind all successors and assigns of Purchaser. With respect to the foregoing Sections, Purchaser agrees to execute separate agreements to evidence the indemnities and obligations which survive Closing, which agreements, indemnities and obligations Purchaser shall cause its successors and assigns to assume in writing prior to any transfer or assignment. Except as noted above, Closing hereunder shall automatically constitute a merger of, and shall irrefutably evidence full satisfaction of, Seller’s obligations under this Agreement.
     16. Representations and Warranties.
  16.1 Seller’s Representations and Warranties. Seller hereby represents and warrants as follows:
          (a) Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.

          (b) Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained to permit Seller to enter into this Agreement and consummate the transaction contemplated hereby.
          (c) Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.
          (d) Validity. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.
          16.2 Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants as follows:
     (a) Power. Purchaser has the legal power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transactions contemplated hereby.
     (b) Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Purchaser in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained or shall not be obtained prior to the Closing to permit Purchaser to enter into this Agreement and consummate the transaction contemplated hereby.
     (c) Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Purchaser have the legal power, right and actual authority to bind Purchaser to the terms and conditions hereof and thereof.
     (d) Validity. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms.
     17. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, Seller and Purchaser and their respective successors and assigns; provided, however, no assignment shall release any assignor from any and all obligations and liabilities under this Agreement without the express written consent of the other party which may be withheld in that party’s sole discretion.
     18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same instrument.

     19. Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder.
     20. Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is prohibited by or deemed invalid under applicable law, such provision shall be inapplicable and deemed omitted to the extent prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.
     21. Entire Agreement. This Agreement and all exhibits are the entire understanding between the parties with respect to the transactions contemplated herein and all prior or contemporaneous agreements and representations, oral or written, are merged into this Agreement.
     22. Amendments. None of the provisions hereof may be waived, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.
     23. No Third-Party Beneficiary. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, nor shall anything herein be construed to create any relationship or partnership, agency, joint venture or the like between Seller and Purchaser.
     24. Recording. This Agreement shall not be recorded.
     25. Further Assurances. The parties shall execute and deliver any and all further agreements, documents or instruments and take any and all action that either party may deem reasonably necessary to carry out the intentions of the parties under this Agreement and the transfer of the Coal Reserves in accordance with the terms of this Agreement. Purchaser shall provide Seller, it successors and assigns, access to any records delivered under this Agreement to Purchaser in order for Seller to defend or pursue any and all claims, demands, suits, proceedings, judgments, losses, liabilities, wages, damages, costs and expenses of every kind and nature against or of Seller. It is understood and agreed that all interests in real property or rights with respect thereto which are owned or controlled by Seller or any of Seller’s affiliates within the boundaries of the Coal Reserves (other than surface access and use rights which are covered separately in Section 11 of this Agreement) are included in the Property, whether or not same have been specifically identified on any Exhibit hereto; provided, however, that in the event that any such interests in real property or rights with respect thereto which are owned or controlled by Seller or any of Seller’s affiliates within the boundaries of the Coal Reserves (other than surface access and use rights which are covered separately in Section 11 of this Agreement) are not specifically identified on any Exhibit hereto, Seller will transfer, convey, assign and deliver same, or cause Seller’s affiliate(s) to transfer, convey, assign and deliver same, to Purchaser in accordance with the terms and provisions of this Agreement, in discharge of Seller’s obligations hereunder and without further payment. The provisions of this Section 24 shall survive Closing.

     26. Governing Law. This Agreement shall be deemed to be a contract made under the law of the Commonwealth of Pennsylvania and for all purposes shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.
     27. Waiver of Trial by Jury. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.
     28. Waiver and Release of ERC Rights. Seller hereby waives and releases to Buyer all of Seller’s rights to claim any emission reduction credits or other tax credits (collectively, “ERCs”) associated with the oil, gas, coalbed methane, gob gas and coal mine methane associated with the Coal Reserves and retained by Seller and/or its affiliates pursuant to the Master Cooperation Agreement, Master Lease and/or Master Deeds. Seller further covenants and agrees to execute and deliver, and use commercially reasonable efforts to cause its relevant affiliates to execute and deliver, a mutually agreeable letter agreement among Buyer, Seller and Seller’s relevant affiliates memorializing Seller’s and its relevant affiliates’ waiver and release of their respective rights to the foregoing ERCs. For the avoidance of doubt, Seller acknowledges and agrees that there shall be no additional compensation to be paid to Seller or any of its relevant affiliates by Buyer for such waiver and release.
     29. Rule Against Perpetuities. If a court of competent jurisdiction shall hold that the Rule Against Perpetuities or any similar legal requirement applies to any transfer of an interest contemplated herein, any right to receive, and obligation to make, such transfer shall terminate on the last day of the period allowed for vesting under such rule or other legal requirement, such that the transfer shall thereby be deemed valid under the rule or legal requirement.
[SIGNATURES ON FOLLOWING PAGE]
[REMAINDER OF PAGE INENTIONALLY LEFT BLANK]

[Signature page to Agreement of Sale between CNX GAS COMPANY LLC and
CONSOLIDATION COAL COMPANY dated June 8, 2007]
     IN WITNESS WHEREOF, Purchaser and Seller, intending to be legally bound, have executed this Agreement.

PURCHASER:	CNX GAS COMPANY LLC,
a Virginia limited liability company

By:

	Name:	Mark D. Gibbons
	Title:	Vice President and Chief Financial
Officer
(A) DATED:	June 8, 2007

(B) PURCHASER’S ADDRESS:	5 Penn Center West, Suite 401
Pittsburgh, PA 15276

(C) PURCHASER’S PHONE/FAX:	Telephone:	(412) 200-6781
	Facsimile:	(412) 200-6762

SELLER:	CONSOLIDATION COAL COMPANY,
a Delaware corporation

By:

	Name:	Robert P. King
	Title:	Vice President

(A) DATED:	June 8, 2007

(B) SELLER’S ADDRESS:	1800 Washington Road
Pittsburgh, PA 15241

(C) SELLER’S PHONE/FAX:	Telephone:	(412) 831-4510
	Facsimile:	(412) 831-4208
[Remainder of Page Intentionally Left Blank; List of Exhibits Follows on Next Page]

EXHIBITS:
Exhibit A – Map of Pittsburgh Seam North and South Reserves
Exhibit A-1 List of Coal Properties of Pittsburgh Seam North and South Reserves
Exhibit B – Map of No.9 Seam and Non-9 Seam Reserves
Exhibit B-1 – List of Coal Properties of No.9 Seam and Non-9 Seam Reserves
Exhibit C-1 – Limited Warranty Deed — Greene County, Pennsylvania, and Monongalia County, West Virginia
Exhibit C-2 – Limited Warranty Deed — Muhlenberg, McLean and Ohio Counties, Kentucky
Exhibit D – Surface Use Agreement
Exhibit E – List of Surface Property

Exhibit A
Map of Pittsburgh Seam North and South Reserves
See attached map.

Exhibit A-1
List of Coal Properties of Pittsburgh Seam North and South Reserves
See attached list.

Exhibit B
Map of No.9 Seam and Non-9 Seam Reserves
See attached map.

Exhibit B-1
List of Coal Properties of No.9 Seam and Non-9 Seam Reserves
See attached list.

Exhibit C-1
  Form of Limited Warranty Deed
Greene County, Pennsylvania, and Monongalia County, West Virginia
SPECIAL WARRANTY DEED
(Monongalia County, West Virginia)
(Greene County, Pennsylvania)
     THIS DEED is made and entered into as of the                      day of                     , 2007, by and between CONSOLIDATION COAL COMPANY, a Delaware corporation with an address of 1800 Washington Road, Pittsburgh, Pennsylvania 15241, herein referred to as “Grantor” and CNX GAS COMPANY LLC, a Virginia limited liability company with an address of 5 Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276-0102, herein referred to as “Grantee”.
     WITNESSETH: That, for and in consideration of the sum of $                                        , cash in hand paid, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby grants, conveys, assigns and transfers to Grantee, its successors and assigns forever, with covenant of SPECIAL WARRANTY, all of its rights, title, interests, claims and estates in and to all of the Pittsburgh seam of coal which seam of coal is reserves and resources (the “Coal”) contained within that certain real property located in Clay and Battelle Districts, Monongalia County, West Virginia and Wayne Township, Greene County, Pennsylvania, generally known as the Pittsburgh Seam North Reserve and the Pittsburgh Seam South Reserve, the respective boundaries of which are more or less as shown on the map attached hereto as Exhibit A, which said boundaries are more particularly described on Exhibit B (pertaining to the Pittsburgh Seam North Reserve) and Exhibit C (pertaining to the Pittsburgh Seam South Reserve), both of which are incorporated herein by reference and made a part hereof (the “Property”) (as indicated on the aforementioned Exhibit A, the Pittsburgh Seam North Reserve contains 4,856.454 acres in gross and 4,847.791 net acres (after taking adverse parcels into account), more or less, of which approximately 4,168.828 net acres are located in Clay and Battelle Districts, Monongalia County, West Virginia and approximately 678.963 net acres, more or less, are located in Wayne

Township, Greene County, Pennsylvania; and the Pittsburgh Seam South Reserve contains 921.863 acres (both in gross and net), more or less, located entirely in Clay District, Monongalia County, West Virginia). The Property is also described on the list of tracts and legal descriptions attached hereto as Exhibit D (pertaining to the Pittsburgh Seam North Reserve) and Exhibit E (pertaining to the Pittsburgh Seam South Reserve), both of which are incorporated herein by reference and made a part hereof (provided, however, it is the intent of the Grantor to transfer and convey to Grantee all Coal owned or controlled by Grantor within the boundaries shown on Exhibit A and described in Exhibits B and C, whether or not listed on Exhibit D or E), together with any and all rights vested in Grantor as of the date hereof to explore, develop, mine, produce, process, store and transport the Coal, the rights and benefits of any waivers of subjacent, lateral and sublateral support for overlying strata and the surface overlying the Coal (and any immediately adjacent surface that would be affected by the angle of draw), and the rights and benefits of any waivers of damages for injuries that might be caused by mining and related activities, in each case to the extent such waivers are transferable, the right to subside overlying strata and the surface overlying the Coal (and any immediately adjacent surface that would be affected by the angle of draw), all implied mining rights, and the right to use all spaces created by the removal of the Coal for any purpose, including transportation and storage without charge, to the extent any of the foregoing rights are vested in Grantor as of the date hereof (except as limited below regarding Grantor’s surface estate), and all other appurtenant rights and privileges, surface and subsurface easements, and rights-of-way relating thereto (collectively, the “Coal Mining Rights”). Provided, however, that to the extent Grantor owns the surface estate overlying the Coal, Grantor is not hereby conveying the surface estate to Grantee, and the Coal Mining Rights shall not include the right to use such surface estate, for any purpose, whether express or implied, including, but not limited to, the dumping or disposing of coal mining or coal processing waste or refuse thereon. Grantor does not hereby waive, and does hereby reserve, and the foregoing conveyance of Coal and Coal Mining Rights does not include, any of Grantor’s rights or benefits under (1) the Pennsylvania Bituminous Mine Subsidence and Land Conservation Act, (2) any analogous West Virginia state statute, including the West Virginia Surface Coal Mining and Reclamation Act, and (3) the Federal Surface Mining Control and Reclamation Act or any analogous state statute, that Grantor may have for repair, replacement, restoration or monetary compensation resulting from any damages or injuries to overlying strata, surface or land, protected dwelling and structures and/or water supplies.
     The sources of Grantor’s title are set forth in Exhibits D and E, both of which are attached hereto and incorporated herein by reference.
Reservation of Rights
     Grantor hereby excepts from this conveyance, and reserves unto itself, its successors and assigns, all rights, title, interests, claims and estates in the Property other than the Coal and Coal Mining Rights herein expressly conveyed to Grantee, including, but not limited to, the Pittsburgh seam of coal underlying all or any portion of the tracts or parcels listed on Exhibits D and E to the extent and only to the extent all or any portion of such tracts or parcels lie outside the boundaries of the Pittsburgh Seam North Reserve or Pittsburgh Seam South Reserve, as such boundaries are shown and depicted on Exhibit A and more particularly described on Exhibits B and C. The Coal and Coal Mining Rights hereby granted, conveyed, assigned and transferred to Grantee are made under and subject to all prior conveyances by Grantor of coalbed methane, coal mine methane or coal gob methane gas and all associated and appurtenant rights, easements and operating assets (collectively, “Methane Rights”) or of oil and natural gas, including that certain Deed dated July 21, 2005, by and among Consolidation Coal Company, Consol Pennsylvania Coal Company, Reserve Coal Properties Company, and Southern Ohio Coal Company, as Grantors, and CNX Gas Company LLC, as Grantee (the “Master Oil and Gas Deed”) for Methane Rights, a copy of which is recorded in the Office of the Clerk of the County Commission for Monongalia County, West Virginia, in Deed Book 1300, at Page 1, and in the Office of the Recorder of Deeds of Greene County, Pennsylvania in Deed Book                     , at Page                     ; and other leases, licenses, operating agreements and other contracts and agreements relating to the right or privilege of exploring and drilling for, operating, producing, marketing and/or selling Methane Rights or oil and natural gas.
Disclaimer of Representations and Warranties
     Grantor does not represent or warrant that it owns all seams of Coal on all of the Property; rather, the intent of this Deed is to convey to Grantee only the Coal (Pittsburgh seam)

and Coal Mining Rights that Grantor presently owns on the tracts shown on Exhibit A and described in Exhibits B and C.
     Grantee acknowledges that the Coal and Coal Mining Rights are being sold and accepted “as is” and “with all faults” in their present condition, without any representation or warranty (express or implied) of any kind or nature, oral or written, past, present or future, with regard to (a) the physical, operating, regulatory compliance, safety, or environmental condition of the Property; (b) mineability, washability, volume, location, quantity, quality, access to or recoverability of Coal in, on or under the Property; (c) geological conditions of the Property; or (d) the accuracy, completeness, content or materiality of any data, information or records furnished to Grantee in connection with this Deed. Grantee acknowledges that it has made such investigation and conducted such due diligence of the condition of the Property and the Coal and Coal Mining Rights as Grantee deems necessary or advisable to consummate the transaction contemplated in this Deed, and is relying solely upon its own investigation and not upon any statement or opinion by Grantor.
     Grantee accepts title to the Coal and Coal Mining Rights subject to: (a) all liens for real estate, ad valorem or other taxes, assessments and governmental charges, whether general or special, not yet due and payable (and agrees to be solely responsible for payment of all unmined mineral taxes assessed on the Coal for calendar year 2007), (b) zoning laws, building and use restrictions, codes and ordinances of any governmental authority, (c) any encumbrances, other matters of record, easements, rights-of-way, servitudes, permits, roadways, estates, covenants, conditions, exceptions, reservations, restrictions, disputes, closure errors, and prior grants, including, without limitation, grants or reservations of coal, oil, gas or other minerals and restrictions, apparent on the Property or shown by instruments known to Grantee or of record, (d) all matters that an accurate and complete map or survey, inspection and/or title examination would reveal, (e) the state of compliance or non-compliance of the Property, Coal and Coal Mining Rights with any laws, codes, ordinances, rules, regulations or private restrictive covenants applicable to or affecting the Coal and Coal Mining Rights, (f) water, sewage, gas, electric, telephone and cable lines and other utilities, if any, affecting the Coal and Coal Mining Rights, (g) any prior conveyance and any leases, licenses, operating agreements and other contracts and agreements relating to the right or privilege of exploring and drilling for, operation, producing, marketing and/or selling coalbed methane, coal mine methane or coal gob methane gas and all associated and appurtenant rights, easements and operating assets or of oil and natural gas, including pursuant to any prior deeds in favor of Grantee and the Master Deed, (h) the unrecorded Master Cooperation Agreement referenced and referred to in the Master Deed, (i) any prior conveyance or reservation, and any leases, licenses, operating agreements and other contracts and agreements with any third party (including, but not limited to, any right of first refusal) pursuant to which such third party has title to, or a bona fide property right in and to, the surface estate overlying the Coal, including without limitation any rights against or restricting subsidence, and (j) any exceptions set forth in the instruments listed and described on Exhibit D and E.
Grantee’s Covenants
     Grantee (as used in this section, “Grantee” shall also include any of Grantee’s affiliates, successors, and assigns and each of their respective affiliates, successors and assigns) covenants that it shall provide or cause to be provided to Grantor a monthly written report showing the number of raw tons (each ton equal to 2000 pounds) of Coal mined and sold (or consumed on or off the Property, if not sold) from the Pittsburgh Seam North Reserve (the “Pittsburgh Seam North Coal”), and the average Gross Sales Price of the Pittsburgh Seam North Coal (the “Monthly Production Report”). The Monthly Production Report (i) shall be delivered to Grantor on or before the 25th day of each month for Pittsburgh Seam North Coal mined and sold (or consumed on or off the Property, if not sold), and sales to, or consumption by, any affiliate of Grantee during the immediately preceding month, (ii) shall be certified as correct by an officer or managing member of Grantee, and (iii) shall be subject to reasonable audit by Grantor from time to time. No later than November 30th of each calendar year, Grantee shall provide or cause to be provided to Grantor a written report of Grantee’s good faith estimate of the tonnage of any Pittsburgh Seam North Coal projected to be mined during the following calendar year (the “Annual Estimate”). The Monthly Production Reports and the Annual Estimate shall be sent to CNX Land Resources, Inc., Supervisor, Leased Mineral Resources, at 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405, or such other entity and/or address which the Grantor shall identify to the Grantee in writing from time-to-time. Grantee shall keep a true and correct record for three (3) years after the Pittsburgh Seam North Coal has been removed and sold relating to the mining, shipping and selling of the Pittsburgh Seam North Coal and shall permit Grantor or Grantor’s agents at reasonable times to examine and make copies of such records, including all books of account, records of all analyses (including with respect to the Btu, ash, sulfur and moisture content of the Pittsburgh Seam North Coal), all weight slips, sales contracts, invoices sent to third-party customers, shipping records, and all other relevant documents, records and instruments, during the three-year audit period. For purposes hereof, the term “Gross Sales Price” shall mean the price for Pittsburgh Seam North Coal sold in an arm’s length bona fide transaction to a customer not affiliated with Grantee during the preceding calendar month (a “bona fide Transaction”). If any Pittsburgh Seam North Coal is sold other than in a bona fide Transaction, or is consumed on or off the premises by Grantee, then the Gross Sales Price for such Pittsburgh Seam North Coal shall be deemed to be the prevailing market price of Pittsburgh Seam North Coal, F.O.B. mine, based upon recent sales by Grantee of Pittsburgh Seam North Coal in a bona fide Transaction, or, if there are no recent sales of Pittsburgh Seam North Coal in a bona fide Transaction, then based upon recent sales by Grantee of comparable quality coal in a bona fide Transaction. If all or any portion of Grantee’s estate in the Coal and Coal Mining Rights are hereafter sold or otherwise transferred or conveyed by Grantee, Grantee shall provide prompt written notice to Grantor of the name and address of the purchaser/transferee. Grantee, by its signature hereto, agrees to comply with such obligations, and to cause all of such covenants to be incorporated in any conveyance of Grantee’s estate, in whole or in part, in the Coal and Coal Mining Rights. The obligation to supply Grantor with the Monthly Production Reports and the Annual Estimates shall run with the Pittsburgh North Seam portion of the Property and, by acceptance and execution of this Deed, the Grantee hereby covenants and agrees to faithfully and timely comply with said obligation.
     The Grantor and Grantee hereby acknowledge and agree that the Grantor would be damaged irreparably in the event that the Grantee fails to timely deliver or fails to cause the timely delivery of the Monthly Production Report and/or the Annual Estimate to Grantor in accordance with the specific terms above. Accordingly, both parties agree that the Grantor shall be entitled to an injunction, specific performance, or other equitable relief to enforce specifically Grantee’s covenants and the terms and provisions hereof in an action instituted in the court of general jurisdiction in the county where the Property is located, in addition to any other remedy to which the Grantor may be entitled pursuant hereto.
Rule Against Perpetuities
     If a court of competent jurisdiction shall hold that the Rule Against Perpetuities or any similar legal requirement applies to any transfer of an interest contemplated herein, any right to receive, and obligation to make, such transfer shall terminate on the last day of the period allowed for vesting under such rule or other legal requirement, such that the transfer shall thereby be deemed valid under the rule or legal requirement.
     TO HAVE AND TO HOLD the above-described Coal and Coal Mining Rights together with all of the rights, privileges and appurtenances thereunto belonging, subject to the reservations, exceptions and terms, all of that described above, unto Grantee, its successors and assigns forever, with covenant of special warranty.
     The covenants, conditions, and restrictions contained herein shall be a covenant running with the land and binding upon the Grantee, its successors and assigns.
Declaration of Consideration or Value
     The undersigned Grantor does hereby declare, under penalty of fine and imprisonment, that the total consideration paid for the Property conveyed by the document to which this declaration is appended is $                                        .
     Grantor and Grantee hereby stipulate and agree that the aforesaid total consideration is divided and allocated as follows: (1) $                                                             to that portion of the Property which is located in Clay and Battelle District(s), Monongalia County, West Virginia, and (2) $                                                             to that portion of the Property which is located in Wayne Township, Greene County, Pennsylvania.

West Virginia Real Estate Taxation Information
     That portion of the Property which is located in the State of West Virginia is assessed upon the Land Books of Monongalia County, West Virginia, for the year 2006 in Clay and Battelle Districts, as all or part of the following:
Pittsburgh Seam North Reserve — See Exhibit D.
Pittsburgh Seam South Reserve — See Exhibit E.
[SIGNATURES APPEAR ON NEXT PAGE]
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[SIGNATURE PAGE]
(Monongalia County, West Virginia)
(Greene County, Pennsylvania)
     IN WITNESS WHEREOF, Consolidation Coal Company, a Delaware corporation, has caused its corporate name to be subscribed hereto by                                                             , its                                         , by authority duly given.
     WITNESS the following execution:

ATTEST:	Consolidation Coal Company
a Delaware corporation

By:	By:

Its:	Its:

     IN WITNESS WHEREOF, CNX Gas Company LLC, a Virginia limited liability company, has caused its company name to be subscribed hereto by                                                             , its                                         , by authority duly given.
     WITNESS the following execution:

ATTEST:	CNX GAS COMPANY LLC
a Virginia limited liability company

By:	By:

Its:	Its:

[ACKNOWLEDGMENT PAGE 1 OF 2]
COMMONWEALTH OF PENNSYLVANIA,
COUNTY OF ALLEGHENY, TO-WIT:
          I, the undersigned notary public, do certify that                     , the                      of Consolidation Coal Company, who signed the writing hereto annexed, bearing date of the                      day of                     , 2007, has this day in my said county, before me, acknowledged and sworn the same to be the act and deed of said corporation.
          Given under my hand this                      day of                      , 2007.
          My commission expires:
(NOTARIAL SEAL)

Notary Public

[ACKNOWLEDGMENT PAGE 2 OF 2]
COMMONWEALTH OF PENNSYLVANIA,
COUNTY OF ALLEGHENY, TO-WIT:
           I, the undersigned notary public, do certify that                                            , the                                           of CNX Gas Company LLC, who signed the writing hereto annexed, bearing date of the                      day of ,                     2007, has this day in my said county, before me, acknowledged and sworn the same to be the act and deed of said limited liability company.
          Given under my hand this                      day of                     , 2007.
           My commission expires:                                                                                      .
(NOTARIAL SEAL)

Notary Public
This Special Warranty Deed was prepared by:
Robert W. Dinsmore, Esq.
Bowles Rice McDavid Graff & Love LLP
7000 Hampton Center, Suite K
Morgantown, West Virginia 26505-1720

Exhibit A
Map of the Property
The attached map depicts real property located in more than one county and in more than one State or Commonwealth.

Exhibit B
(Boundary Description of the Pittsburgh Seam North Reserve)
     NOTE: THE DESCRIPTION SET FORTH HEREIN PERTAINS TO PROPERTY LOCATED IN MORE THAN ONE COUNTY AND IN MORE THAN ONE STATE OR COMMONWEALTH.
     All of the Pittsburgh seam of coal owned or controlled by Grantor and contained within that certain real property located in Clay and Battelle Districts, Monongalia County, West Virginia and Wayne Township, Greene County, Pennsylvania, being more particularly bounded and described, to-wit:
BEGINNING at an iron roof bolt, Corner “C”, which is Blacksville Mine Coordinate N: 81307.070, E: -10545.920, WGS 84, LAT. 39 – 41 – 28.99146 N, LONG. 81 – 12 – 06.60707 W; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 20542.52 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 2994.56 feet to a point; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 1007.19 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 2992.65 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 2628.32 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 1332.01 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 1480.93 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 2445.48 feet to a point; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 884.36 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 187.05 feet to a point; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 1027.07 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 198.00 feet to a point; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 1949.75 feet to a point; Thence N 20 DEGREES 39 MINUTES 56 SECONDS W a distance of 269.03 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 2871.69 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 456.96 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 1130.19 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 6359.87 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 1270.75 feet to a point; Thence S 53 DEGREES 21 MINUTES 27 SECONDS E a distance of 845.11 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 388.28 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 2837.43 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 1046.29 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 2887.20 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 1795.99 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 1016.43 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 1117.06 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 139.79 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 1283.81 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 219.24 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 1296.33 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 6970.90 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 4523.98 feet to a point; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 282.63 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 86.32 feet to a point; Thence N 80 DEGREES 00 MINUTES 00 SECONDS W a distance of 3787.75 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 1168.84 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 796.62 feet to a point; Thence N 10 DEGREES 00 MINUTES 00 SECONDS E a distance of 303.68 feet to a point; Thence S 80 DEGREES 00 MINUTES 00 SECONDS E a distance of 3069.41 feet to a point; Thence S 10 DEGREES 00 MINUTES 00 SECONDS W a distance of 5441.06 feet to the place of beginning; having an area of 4856.454 acres (in gross), more or less, as shown and depicted on the drawing attached to this Exhibit B and labeled Attachment to Exhibit B.

Exhibit C
(Boundary Description of the Pittsburgh Seam South Reserve)
     All of the Pittsburgh seam of coal owned or controlled by Grantor and contained within that certain real property located in Clay District, Monongalia County, West Virginia being more particularly bounded and described, to-wit:
Beginning at an iron roof bolt, Corner “C”, which is Blacksville Mine Coordinate N: 81307.070, E: -10545.920, WGS 84, LAT. 39 – 41 – 28.99146 N, LONG. 81 – 12 – 06.60707 W (designated as Point C on the drawing attached to this Exhibit C and labeled Attachment 1 to Exhibit C); S 10° W 20,100.0 feet to the southeast corner of the reserve (designated as Point B on those drawings attached to this Exhibit C and labeled Attachment 1 to Exhibit C and Attachment 2 to Exhibit C), N 80° W 2,865.31’ to the starting point (as shown the drawing attached to this Exhibit C and labeled Attachment 2 to Exhibit C); S 10° W 3,056.00’; N 80° W 1,274.39’; S 10° W 783.81’; S 80° E 1,128.02’; S 10° W 5,968.45’; N 80° W 3,671.68’; N 10° E 1,526.18’; N 80° W 528.55’; N 10° E 483.37’; N 80° W 23.31’ to corner H on south line of Federal 2; N 9° -57’-37” E 7,798.72’ to corner A (deed calls for N. 10 E. 7,799.67’) S 80° E 4,375.34’ to starting point, containing 921.86 acres (both in gross and net), more or less, as shown on those drawings attached to this Exhibit C and labeled Attachment 1 to Exhibit C and Attachment 2 to Exhibit C respectively.

Exhibit D
(Descriptions and Lists of Parcels within the Pittsburgh Seam North Reserve)
          The legal descriptions of the tracts or parcels of land, mineral tracts, coal tracts or coal seams contained in the deeds or other instruments identified or referred to in this Exhibit D are fully incorporated into this exhibit and the deed to which they are attached by reference with the same effect as if said legal descriptions were set forth herein and therein in their entirety notwithstanding that metes and bounds descriptions may be provided. In the event a reference prior conveyance contains the more accurate and complete description than the metes and bounds description provided, then and in that event, the more accurate referenced description shall govern.
          The following schedules identify or refer to instruments wherein Grantor, or a predecessor in title to Grantor, is a party. In some instances, the acreage recited in the attached schedules may not accurately reflect the actual acreage of the Property included herein, which instances may include where, for example, a portion or portions of the Property may have been conveyed or otherwise transferred, or where, for example, an accurate survey of the Property was not made. No representation or warranty is made as to the acreages included herein.
          The instruments identified or referred to in the attached schedules may include real estate located in more than one county and in more than one State or Commonwealth.

Exhibit E
(Descriptions and Lists of Parcels within the Pittsburgh Seam South Reserve)
          The legal descriptions of the tracts or parcels of land, mineral tracts, coal tracts or coal seams contained in the deeds or other instruments identified or referred to in this Exhibit E are fully incorporated into this exhibit and the deed to which they are attached by reference with the same effect as if said legal descriptions were set forth herein and therein in their entirety notwithstanding that metes and bounds descriptions may be provided. In the event a reference prior conveyance contains the more accurate and complete description than the metes and bounds description provided, then and in that event, the more accurate referenced description shall govern.
          The following schedules identify or refer to instruments wherein Grantor, or a predecessor in title to Grantor, is a party. In some instances, the acreage recited in the attached schedules may not accurately reflect the actual acreage of the Property included herein, which instances may include where, for example, a portion or portions of the Property may have been conveyed or otherwise transferred, or where, for example, an accurate survey of the Property was not made. No representation or warranty is made as to the acreages included herein.

Exhibit C-2
Form of Limited Warranty Deed
Muhlenberg, McLean and Ohio Counties, Kentucky
SPECIAL WARRANTY DEED
([Muhlenberg, McLean or Ohio] County, KY)
     THIS DEED is made and entered into as of the                      day of                     , 2007, by and between CONSOLIDATION COAL COMPANY, a Delaware corporation with an address of 1800 Washington Road, Pittsburgh, Pennsylvania 15241, herein referred to as “Grantor” and CNX GAS COMPANY LLC, a Virginia limited liability company with an address of 5 Penn Center West, Suite 401, Pittsburgh, Pennsylvania 15276-0102, herein referred to as “Grantee”.
     WITNESSETH: That, for and in consideration of the sum of $                                         , cash in hand paid, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby grants, conveys, assigns and transfers to Grantee, its successors and assigns forever, with covenant of special warranty, all of its rights, title, interests, claims and estates in and to all seams of coal which seams of coal are coal reserves and coal resources (the “Coal”) contained within that certain real property located in [Muhlenberg, McLean or Ohio] County, Kentucky, and described on the list of tracts and legal descriptions attached hereto as Exhibit A, and as generally depicted on that certain map attached hereto as Exhibit B (the “Property”), both of which are incorporated herein by reference and made a part hereof, together with any and all rights vested in Grantor as of the date hereof to explore, develop, mine, produce, process, store and transport the Coal, the rights and benefits of any waivers of subjacent, lateral and sublateral support for overlying strata and the surface overlying the Coal (and any immediately adjacent surface that would be affected by the angle of draw), all implied mining rights, and the rights and benefits of any waivers of damages for injuries that might be caused by mining and related activities, in each case to the extent such waivers are transferable, the right to subside overlying strata and the surface overlying the Coal (and any immediately adjacent surface that would be affected by the angle of draw), and the right to use all spaces created by the removal of the Coal for any purpose, including transportation and storage without charge, to the extent any of the foregoing rights are vested in Grantor as of the date hereof, and all other appurtenant rights and privileges, easements, and rights-of-way relating thereto (collectively, the “Coal Mining Rights”).
     The sources of Grantor’s title are set forth in Exhibit A. In the event of any conflict or inconsistency between Exhibits A and B, Exhibit A shall control.
Reservation of Rights
     Grantor hereby excepts from this conveyance, and reserves unto itself, its successors and assigns, all rights, title, interests, claims and estates in the Property other than the Coal and Coal Mining Rights herein expressly conveyed to Grantee. The Coal and Coal Mining Rights hereby granted, conveyed, assigned and transferred to Grantee are made under and subject to all prior conveyances by Grantor of coalbed methane, coal mine methane or coal gob methane gas and all associated and appurtenant rights, easements and operating assets (collectively, “Methane Rights”) or of oil and natural gas, including that certain unrecorded Master Lease dated August 1, 2005, by and among Consolidation Coal Company, Consol Pennsylvania Coal Company, Reserve Coal Properties Company, and Southern Ohio Coal Company, as Grantors, and CNX Gas Company LLC, as Grantee (the “Master Lease”) for Methane Rights; and other leases, licenses, operating agreements and other contracts and agreements relating to the right or privilege of exploring and drilling for, operating, producing, marketing and/or selling Methane Rights or oil and natural gas.
Disclaimer of Representations and Warranties
     Grantor does not represent or warrant that it owns all seams of Coal on all of the Property; rather, the intent of this Deed is to convey to Grantee only the Coal and Coal Mining Rights that Grantor presently owns pursuant to its instruments of title described on Exhibit A.
     Grantee acknowledges that the Coal and Coal Mining Rights are being sold and accepted “as is” and “with all faults” in their present condition, without any representation or warranty (express or implied) of any kind or nature, oral or written, past, present or future, with regard to (a) the physical, operating, regulatory compliance, safety, or environmental condition of the Property; (b) mineability, washability, volume, location, quantity, quality, access to or recoverability of Coal in, on or under the Property; (c) geological conditions of the Property; or (d) the accuracy, completeness, content or materiality of any data, information or records furnished to Grantee in connection with this Deed. Grantee acknowledges that it has made such investigation and conducted such due diligence of the condition of the Property and the Coal and Coal Mining Rights as Grantee deems necessary or advisable to consummate the transaction contemplated in this Deed, and is relying solely upon its own investigation and not upon any statement or opinion by Grantor.
     Grantee accepts title to the Coal and Coal Mining Rights subject to: (a) all liens for real estate, ad valorem or other taxes, assessments and governmental charges, whether general or special, not yet due and payable (and agrees to be solely responsible for payment of all unmined mineral taxes assessed on the Coal for calendar year 2007), (b) zoning laws, building and use restrictions, codes and ordinances of any governmental authority, (c) any encumbrances, other matters of record, easements, rights-of-way, servitudes, permits, roadways, estates, covenants, conditions, exceptions, reservations, restrictions, disputes, closure errors, and prior grants, including, without limitation, grants or reservations of coal, oil, gas or other minerals and restrictions, apparent on the Property or shown by instruments known to Grantee or of record, (d) all matters that an accurate and complete map or survey, inspection and/or title examination would reveal, (e) the state of compliance or non-compliance of the Property, Coal and Coal Mining Rights with any laws, codes, ordinances, rules, regulations or private restrictive covenants applicable to or affecting the Coal and Coal Mining Rights, (f) water, sewage, gas, electric, telephone and cable lines and other utilities, if any, affecting the Coal and Coal Mining Rights, (g) any prior conveyance and any leases, licenses, operating agreements and other contracts and agreements relating to the right or privilege of exploring and drilling for, operation, producing, marketing and/or selling coalbed methane, coal mine methane or coal gob methane gas and all associated and appurtenant rights, easements and operating assets or of oil and natural gas, including pursuant to any prior deeds in favor of Grantee and that certain Master Lease, (h) the unrecorded Master Cooperation Agreement referenced in the Master Lease, and (i) any exceptions set forth in the deeds listed on Exhibit A which is incorporated herein.

Grantee’s Covenants
     Grantee (as used in this section, “Grantee” shall include any of Grantee’s affiliates, successors, and assigns and each of their respective affiliates, successors and assigns) covenants that it shall provide or cause to be provided to Grantor a monthly written report showing the number of raw tons (each ton equal to 2000 pounds) of Coal mined and sold (or consumed on or off the Property, if not sold) from all seams of the Coal on the Property other than the No. 9 seam (the “Non-9 Coal”), including the average Gross Sales Price of the Non-9 Coal (the “Monthly Production Report”). The Monthly Production Report (i) shall be delivered to Grantor on or before the 25th day of each month separately identifying Non-9 Coal mined and sold (or consumed on or off the Property, if not sold), and sales to, or consumption by, any affiliate of Grantee during the immediately preceding month, (ii) shall be certified as correct by an officer or managing member of Grantee, and (iii) shall be subject to reasonable audit by Grantor from time to time. No later than November 30th of each calendar year, the Grantee shall provide or cause to be provided to Grantor a written report of Grantee’s good-faith estimate of the tonnage of any Non-9 Coal projected to be mined during the following calendar year (the “Annual Estimate”). The Monthly Production Reports and the Annual Estimate shall be sent to CNX Land Resources, Inc., Supervisor, Leased Mineral Resources, at 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1405, or such other entity and/or address which the Grantor shall identify to the Grantee in writing from time-to-time. Grantee shall keep a true and correct record for three (3) years after the Non-9 Coal has been removed and sold relating to the mining, shipping and selling of the Non-9 Coal and shall permit Grantor or Grantor’s agents at reasonable times to examine and make copies of such records, including all books of account, records of all analyses (including with respect to the Btu, ash, sulfur, and moisture content of the Non-9 Coal), all weight slips, sales contracts, invoices sent to third-party customers, shipping records, and all other relevant documents, records and instruments, during the three-year audit period. For purposes hereof, the term “Gross Sales Price” shall mean the price for Non-9 Coal sold in an arm’s length bona fide transaction to a customer not affiliated with Grantee during the preceding calendar month (a “bona fide Transaction”). If any Non-9 Coal is sold other than in a bona fide Transaction, or is consumed on or off the premises by Grantee, then the Gross Sales Price for such Non-9 Coal shall be deemed to be the prevailing market price of Non-9 Coal, F.O.B. mine, based upon recent sales by Grantee of Non-9 Coal in a bona fide Transaction, or, if there are no recent sales of No-9 Coal in a bona fide Transaction, then based upon recent sales by Grantee of comparable quality coal in a bona fide Transaction. If all or any portion of Grantee’s estate in the Coal and Coal Mining Rights are hereafter sold or otherwise transferred or conveyed by Grantee, Grantee shall provide prompt written notice to Grantor of the name and address of the purchaser/transferee. The obligations set forth in this paragraph are covenants running with the land and the Grantee, by its signature hereto, agrees to comply with such obligations, and to cause all of such covenants to be incorporated in any conveyance of Grantee’s estate, in whole or in part, in the Coal and Coal Mining Rights.
     The Grantor and Grantee hereby acknowledge and agree that the Grantor would be damaged irreparably in the event that the Grantee fails to timely deliver or fails to cause the timely delivery of the Monthly Production Report and/or the Annual Estimate to Grantor in accordance with the specific terms above. Accordingly, both parties agree that the Grantor shall be entitled to an injunction, specific performance, or other equitable relief to enforce specifically Grantee’s covenants and the terms and provisions hereof in an action instituted in the court of general jurisdiction in the county where the Property is located, in addition to any other remedy to which the Grantor may be entitled pursuant hereto.
     TO HAVE AND TO HOLD the above-described Coal and Coal Mining Rights together with all of the rights, privileges and appurtenances thereunto belonging, subject to the reservations, exceptions and terms, all of that described above, unto Grantee, its successors and assigns forever, with covenant of special warranty.
     The covenants, conditions, and restrictions contained herein shall be a covenant running with the land and binding upon the Grantee, its successors and assigns.
Rule Against Perpetuities
     If a court of competent jurisdiction shall hold that the Rule Against Perpetuities or any similar legal requirement applies to any transfer of an interest contemplated herein, any right to receive, and obligation to make, such transfer shall terminate on the last day of the period allowed for vesting under such rule or other legal requirement, such that the transfer shall thereby be deemed valid under the rule or legal requirement.
Declaration of Consideration or Value
     As required by KRS 382.135, the Grantor and Grantee hereby certify that the consideration stated above is the full consideration paid for the Property conveyed herein.
[SIGNATURES ON FOLLOWING PAGE]
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE]
[[Muhlenberg, McLean or Ohio] County, KY]
     IN WITNESS WHEREOF, Consolidation Coal Company, a Delaware corporation, has caused its corporate name to be subscribed hereto by                                            , its                     , by authority duly given.
     WITNESS the following execution:

ATTEST:	Consolidation Coal Company
a Delaware corporation

By:	By:

Its:	Its:

     IN WITNESS WHEREOF, CNX Gas Company LLC, a Virginia limited liability company, has caused its company name to be subscribed hereto by                                         , its                     , by authority duly given.
     WITNESS the following execution:

ATTEST:	CNX GAS COMPANY LLC
a Virginia limited liability company

By:	By:

Its:	Its:

[ACKNOWLEDGMENT PAGE 1 OF 2]
COMMONWEALTH OF PENNSYLVANIA,
COUNTY OF ALLEGHENY, TO-WIT:
           I, the undersigned notary public, do certify that                       , the                       of                       Consolidation Coal Company, who signed the writing hereto annexed, bearing date of the                      day of                     , 2007, has this day in my said county, before me, acknowledged and sworn the same to be the act and deed of said corporation.
          Given under my hand this                      day of                     , 2007.
           My commission expires:
(NOTARIAL SEAL)

Notary Public

[ACKNOWLEDGMENT PAGE 2 OF 2]
COMMONWEALTH OF PENNSYLVANIA,
COUNTY OF ALLEGHENY, TO-WIT:
          I, the undersigned notary public, do certify that                     , the                      of [CNX Gas Company LLC], who signed the writing hereto annexed, bearing date of the                      day of                      , 2007, has this day in my said county, before me, acknowledged and sworn the same to be the act and deed of said limited liability company.
          Given under my hand this                      day of                     , 2007.
          My commission expires:                                                                                       .
(NOTARIAL SEAL)

Notary Public

This Deed was Prepared by:	Bruce E. Cryder
Greenebaum Doll & McDonald PLLC
300 West Vine Street, Suite 1100
Lexington, Kentucky 40507

Exhibit A
(Description of Property)
(([Muhlenberg, McLean or Ohio] County, KY)
          The legal descriptions of the tracts or parcels of land, mineral tracts, coal tracts or coal seams contained in the deeds or other instruments identified or referred to in this Exhibit A are fully incorporated into this exhibit and the deed to which they are attached by reference with the same effect as if said legal descriptions were set forth herein and therein in their entirety notwithstanding that metes and bounds descriptions may be provided. In the event a reference prior conveyance contains the more accurate and complete description than the metes and bounds description provided, then and in that event, the more accurate referenced description shall govern.
          The following schedules identify or refer to instruments wherein Grantor, or a predecessor in title to Grantor, is a party. In some instances, the acreage recited in the attached schedules may not accurately reflect the actual acreage of the Property included herein, which instances may include where, for example, a portion or portions of the Property may have been conveyed or otherwise transferred, or where, for example, an accurate survey of the Property was not made. No representation or warranty is made as to the acreages included herein.
          The instruments identified or referred to in the attached schedules may include real estate located in more than one county.

Exhibit B
Map of the Property
([Muhlenberg, McLean or Ohio] County, KY)
     The attached map depicts real property located in more than one county.

Exhibit D
Surface Use Agreement
FORM OF
SURFACE ACCESS AGREEMENT
     This Access Agreement (the “Agreement”) dated as of the                      day of                     , 200_, by and between                                         , a                                          (the “GRANTOR”) and                                         , a                                          (the “GRANTEE”).
     WHEREAS, GRANTOR is the owner of surface property located in                     , County of                     , State of                     , as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference and made a part hereof (the “Property”); and
     WHEREAS, GRANTEE desires to enter upon the Property to perform the following: [insert selected applicable use(s) for the Property from the following: airshaft(s); bleeder service holes for compressed air and liquid grout; borehole and drill sites for conducting exploration and geological test work; road(s); staging area(s); and/or utilities (electric and water) and pipelines], as more fully described and set forth on Exhibit “B” attached hereto and incorporated herein by reference and made a part hereof (hereinafter called the “Activities”); and
     WHEREAS, such Activities shall be conducted on the Property as shown on Exhibit “C” attached hereto and incorporated herein.
     THEREFORE, in consideration of the agreements herein, for good and valuable consideration the sufficiency and adequacy of which is acknowledged, and intending to be legally bound, the parties agree as follows
     1. Recitals. The above-mentioned recitals are incorporated herein by reference and made a part hereof.
     2. Scope of Access.
          A. Grant. GRANTOR hereby grants to GRANTEE, during the term, the non-exclusive right to access the Property for the sole and limited purpose of conducting the Activities, all at GRANTEE’S sole risk and expense.

          B. Grantor’s Access. GRANTOR reserves the right to access and use the Property and to permit others to do so, and GRANTEE’S Activities shall not unreasonably interfere with such use.
          C. Exceptions. GRANTEE’S right of entry and use of the Property hereby granted is made subject and subordinate to all reservations, restrictions and conditions contained or referred to in prior deeds, leases, licenses, easements, rights of way, encumbrances, pledges, instruments, and other documents of title granted by GRANTOR and its predecessors to third parties that affect or pertain to the Property as of the date of this Agreement.
          D. Condition. By entering non-exclusive possession of the Property, GRANTEE shall be deemed to have inspected the Property and accepted the Property “AS IS” with no representation or warranty by GRANTOR of any kind whatsoever, express or implied, including, but not limited to, its suitability for the Activities.
     3. Consideration. In consideration of the rights to GRANTEE conveyed herein, GRANTEE shall pay GRANTOR an amount equal to                                          Dollars ($                    ), which amount shall immediately become due upon execution of this Agreement.
     4. Term. The term of this Agreement shall run from the date hereof through                     , subject to early termination for default.
     5. Control of Activities. During the performance of the Activities, GRANTEE, its employees, agents and/or contractors shall follow all applicable health and safety requirements. GRANTOR and/or its representative shall have the right but not the obligation to impose reasonable rules concerning the Activities and inspect the Activities. Notwithstanding the foregoing rights of GRANTOR, GRANTEE shall be responsible for initiating, maintaining, implementing and supervising all health, safety and environmental precautions, rules and programs in connection with the Activities and its presence on the Property. GRANTEE shall supervise and direct all Activities, using its best skill and attention, and GRANTEE shall be solely responsible for and have control over the means, methods, techniques, sequences and procedures of the Activities. GRANTOR disclaims any right to control GRANTEE’S manner of performance of the Activities. GRANTEE has the sole obligation to provide all necessary protection and supervision to regulate, control and maintain the safety of persons and property associated with the Activities.

     6. Security. GRANTEE shall be responsible for its and all GRANTEE PARTIES security, including the security of all GRANTEE’S and GRANTEE PARTIES’ (as hereinafter defined) property brought onto, located at, or constructed in or upon the Property.
     7. Compliance with Laws. Grantee agrees to conduct its Activities in compliance with any and all applicable laws, including without limitation, all provisions of any constitution, statute, law, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted, promulgated, or issued by any governmental authority, including any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body, person or entity or arbitrator or arbitration panel (collectively "Applicable Law”). The obligations under this Paragraph 7 shall survive the expiration or termination of this Agreement. GRANTEE makes the anti-terrorism disclosure set forth on Exhibit “D” attached hereto and incorporated herein.
     8. Prohibited Activities. GRANTEE shall not permit animals, alcohol, drugs, firearms, hunting or any illegal or unlawful activity of any kind on the Property in association with the Activities. GRANTEE shall not dump or dispose of any coal mining or coal processing waste or refuse on any portion of the Property. GRANTEE shall not permit any activity to be conducted on the Property except as otherwise specifically permitted in Paragraph 2 of this Agreement, including, but not limited to, no activity that might be implied under common law based upon GRANTEE’s ownership of mineral interests associated with the Property, and no activity unrelated to GRANTEE’S mining. Additionally, this Agreement, by the terms set forth herein, does not provide any subsidence rights to GRANTEE.
     9. Alterations. GRANTEE shall not alter, change or modify the Property in any way other than would normally occur in the performance of the Activities. In the event of any alteration, change, damage, destruction, and/or modification of the Property that occurs that would not normally occur in the performance of the Activities, GRANTEE will immediately give written notice thereof to GRANTOR, which notice shall specifically describe the nature and extent of such alteration, change, modification, damage or destruction of the Property. If GRANTEE does not restore the damaged Property in accord with Paragraph 7 within a reasonable period, GRANTOR shall have the right, but not the obligation, upon reasonable notice to GRANTEE, to enter the Property and restore the damaged Property to the same condition or to a better condition as existed prior to such damage.
     10. Restoration. In the event of (i) any alteration, change and/or modification of the Property that occurs that would not normally occur in the performance of the Activities, (ii) any damage to or destruction of any part of the Property as a result of any Activities, or (iii) any damage to or destruction of any part of the Property as a result of a default under this Agreement, GRANTEE shall promptly restore the Property in all material respects as near as practicable to the same condition or to a better condition as existed prior to such damage. The obligations under this Paragraph 10 shall survive the expiration or termination of this Agreement.
     11. Reclamation. Provided the same is made necessary due to GRANTEE’s Activities, the Property shall be reclaimed by GRANTEE immediately after the Activities. Reclamation shall be conducted in accordance with any and all Applicable Laws. GRANTEE shall regrade all existing roads, as necessary, to restore said roads in all material respects as near as practicable to the condition prior to GRANTEE’s use. Upon completion of reclamation, GRANTEE promptly shall remove all materials from the Property that it or its contractors, subcontractors, agents and employees may have placed upon the Property.
     12. Assumption of Risk. GRANTEE fully understand that there are potential risks and hazards associated with and as the result of its performance of the Activities, including, but not limited to, possible injury, damage or loss of life. Despite the potential risks and hazards associated with and as the result of its performance of the Activities, GRANTEE, knowingly and voluntarily accepts and assumes all risks and hazards that may arise from its performance of the Activities under this Agreement and that could result in loss, illness, personal injury, death, or property damage, except for any such loss, illness, personal injury, death or property damage caused by the gross negligence or willful misconduct of GRANTOR. GRANTEE hereby waives, releases, discharges and holds harmless GRANTOR, and its officers, directors, employees, representatives, agents, (collectively, the “Releasees”), from any and all liability and responsibility whatsoever, however caused, for any and all damages, claims, or causes of action that GRANTEE, or its respective estates, heirs, administrators, executors, successors or assigns may have for any loss, illness, personal injury, death, or property damage arising out of, connected with, or in any manner pertaining to its performance of the Activities, except for any such loss, illness, personal injury, death or property damage caused by the gross negligence or willful misconduct of GRANTOR, which any of GRANTEE’S employees, agents, servants, independent contractors and/or any third parties may sustain.
     13. Default. In the event GRANTEE fails in any respect to comply with the terms of this Agreement, GRANTOR may notify GRANTEE in writing of such default. If GRANTEE fails to remedy the default within thirty (30) days thereafter, GRANTOR may terminate this Agreement; provided, however, that if the default by its nature cannot be reasonably cured within said thirty (30)-day period, then GRANTEE shall not be in default hereunder if GRANTEE commences to cure the default within said thirty (30)-day period and thereafter diligently proceeds to cure and does cure the default. All of GRANTEE’S obligations regarding indemnification and restoration shall survive expiration or termination of this Agreement.
     14. Force Majeure. The term of this Agreement may be extended for all “force majeure events. A force majeure event shall mean the following events: acts of God, natural disaster, strikes, lockouts, other industrial disturbances, acts of the public enemy, unavailability of equipment, labor, or materials at reasonable costs, inability to obtain access to drill site locations from surface owners, interruptions in delivery or transportation services, civil disturbances, orders or restraints of government, matters in arbitration and litigation, or war. If a party hereto is unable to fully and timely perform all of its duties and obligations under this Agreement (exclusive of any payment obligations hereunder which shall not be subject to any force majeure events and must be fully and timely performed as provided herein) because of a force majeure event, the party shall give prompt written notice thereof to the other party, which notice shall include, at a minimum, a full description of the force majeure event, an estimate of the probable duration of the force majeure event, and a description of the steps the party is taking to eliminate such event. Upon delivery of the aforementioned notice, the party’s obligations shall be suspended for the duration of the force majeure event. If, however, the GRANTEE fails to perform any material duties and obligation due to any single force majeure event other than governmental order or restraint, natural disaster, or war for a period greater than six (6) months, or if the sum of the duration of all force majeure events exceeds 24 months, then GRANTOR shall have the right to terminate this Agreement upon 15 days’ prior written notice to GRANTEE.
     15. Indemnity. GRANTEE hereby agrees to indemnify, defend and hold harmless and shall reimburse GRANTOR and its parent companies, subsidiaries and affiliates and its and their respective shareholders, officers, members, employees, agents, contractors, successors and assigns (collectively “GRANTOR PARTIES”) from and against any and all loss, claim, liability, damage, order, penalty, fine, demand injury, cost, expense, action, lien, mechanic’s lien, or cause of action, of whatsoever kind, whether foreseeable or unforeseeable, (including without limitation, all costs associated with claims for injury or damages to persons, any sickness, illness and death, destruction to or loss of property of any kind property, or to the Property, and reasonable attorney’s fees, expert’s fees and court costs) (collectively “CLAIMS”) sustained by any GRANTOR PARTIES, GRANTEE or its shareholders, officers, members, employees, agents, contractors, successors and assigns (collectively “GRANTEE PARTIES”), or any other person or entity arising out of: (i) any GRANTEE PARTIES’ performance of the Activities and rights herein granted and/or presence at the Property, and/or (ii) any GRANTEE

PARTIES’ default under this Agreement or out of any act or omission of any GRANTEE PARTIES except if such Claims are caused by the sole negligence of GRANTOR, (iii) any release, threatened release, or presence of any hazardous substance in, on or about the Property caused by any GRANTEE PARTIES, including, without limitation, all costs of removal and disposal of such hazardous substance and any and all other reclamation and remediation costs, and/or any restoration costs incurred by the GRANTOR. The rights set forth in this Paragraph 15 shall be in addition to any other rights GRANTOR may have under any Applicable Laws, as hereinafter defined, and shall not be construed to negate or abridge or otherwise reduce any right of GRANTOR or obligation of GRANTEE which would otherwise exist. The obligation and rights under this Paragraph 15 shall survive the expiration or termination of this Agreement.
     16. Independent Contractor. GRANTEE is an independent contractor and not an employee, agent and/or servant of GRANTOR.
     17. Adverse Lands. This Agreement grants no rights of any kind to GRANTEE to enter (i) upon lands owned or controlled by GRANTOR other than the Property, and/or (ii) upon lands not owned or controlled by GRANTOR.
     18. Surrender. Upon the expiration or earlier termination of this Agreement, GRANTEE shall remove all improvements and fixtures which GRANTEE made to the Property and shall remove any and all vehicles, equipment, personal property and belongings from the Property and repair at GRANTEE’S sole cost any damage thereto as the result of the removal of said property.
     19. Insurance. Prior to conducting any Activities, GRANTEE agrees to provide and to cause any and all of its agents, servants, employees, contractors or subcontractors who will be entering the Property to provide evidence to GRANTOR and to maintain during the term, insurance in the amounts, by companies and in form reasonably acceptable to GRANTOR, including the insurance coverages, amounts and requirements set forth on Exhibit “E” attached hereto and made a part hereof, including without limitation, commercial general liability, worker’s compensation, employer’s liability, automobile liability and excess or umbrella liability. All of the above insurances shall (i) include a waiver of subrogation against GRANTOR, (ii) be occurrence based, and (iii) be from a reputable insurance company with a minimum financial rating from A.M. Best of A–, VII. Each insurance policy shall be primary, and non-contributory. GRANTEE shall provide GRANTOR with an endorsement to each policy (other than worker’s compensation) naming GRANTOR and its affiliates, and its officers and directors as additional insured/loss payee, as applicable. All policies and endorsements and applicable certificates shall provide for thirty (30) days written notice to GRANTOR prior to cancellation or any change.
     20. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements and negotiations concerning the subject matter hereof between them. There are no representations or warranties, express or implied, other than those expressly set forth herein.
     21. Waiver/Modification. No waiver or modification of any of the terms hereof shall be valid unless in writing and signed by both parties and no waiver or any breach hereof or default hereunder shall be deemed a waiver of any subsequent default of the same or similar nature.
     22. No Assignment. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The rights granted to GRANTEE under this Agreement are not assignable without GRANTOR’S prior written consent, which consent may be withheld in GRANTOR’S sole discretion. Any transfer, assignment, license or encumbrance made in violation of this provision may be voidable at GRANTOR’S election.
     23. Recording. This Agreement shall not be recorded; provided, however, a memorandum of this Agreement may be recorded by either party
     24. Notices. Except as otherwise set forth herein, any notice, demand, offer, or other written instrument required or permitted to be given, made, or sent under this Agreement shall be in writing, signed by the party giving or making the same, and shall be sent by certified mail, or national overnight courier, to the other party at its mailing address first written above, or to such other address(es) designed by the other party. The date of mailing of any offer, demand, notice, or instrument shall be deemed to be the date of such offer, demand, notice, or instrument and shall be effective from such date.
     25. Severability. If any part of this Agreement should be held to be void or unenforceable, such part shall be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found void or unenforceable.
     26. Applicable Laws. This Agreement shall be construed in accordance with the laws of the state where the Property is located without reference to its choice of laws principles.
     27. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute only one Agreement.

     28. No Third Party Beneficiary. The respective agreements herein set forth are for the benefit only of the parties hereto, their permitted successors and assigns, and no provision of this Agreement is intended to benefit, nor shall any such provision be enforceable by, any person or entity other than the parties hereto and their respective permitted successors in interest and assigns.
Remainder of Page Intentionally Blank – Signature Page Follows

Signature Page 1 of 1 to Surface Access Agreement
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WITNESS:	[GRANTOR]:

By:
Name:

Title:

WITNESS:	[GRANTEE]

By:
Name:

Title:

List of Exhibits:
Exhibit “A” – Legal Description of Property
Exhibit “B” — Description of Activities
Exhibit “C” — Location of Activities on Property
Exhibit “D” – Anti-Terrorism Disclosure
Exhibit “E” — Insurance Coverages and Limits

Acknowledgement Page 1 of 1 to Surface Access Agreement

Commonwealth of Pennsylvania	:
	:	ss.
County of Allegheny	:
     On this, the                      day of                                         , 2007 before me the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be the                                             of [GRANTOR], a                                            , and that he/she as such                                         , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as                                         .
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

Commonwealth of Pennsylvania	:

County of Allegheny	: :	ss.
     On this, the                      day of                                         , 2007 before me the undersigned officer, personally appeared                                         , who acknowledged himself/herself to be the                                             of [GRANTEE], a                                            , and that he/she as such                                           , being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as                                         .
     In witness whereof, I hereunto set my hand and official seal.

Notary Public

Exhibit D
1. Anti-Terrorism Disclosure
(a)	GRANTEE certifies that:
(i)	GRANTEE is not in violation of any Anti-Terrorism Law (as hereinafter defined);

(ii)	GRANTEE is not, as of the date hereof:
(1)	conducting any business or engaging in any transaction or dealing with any Prohibited Person (as hereinafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(2)	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as hereinafter defined); or
(iii)	engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(iv)	neither GRANTEE nor any of its officers, directors, shareholders or members, as applicable, is a Prohibited Person.
(b)	GRANTEE hereby agrees to defend, indemnify, and hold harmless GRANTOR from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

(c)	If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.
     As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act (as hereinafter defined), and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom GRANTOR is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

Exhibit E
Map and List of Surface Property
See attached map and list.